CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made this 13th day of September 2019, by and between MACOM Technology Solutions Inc., a Delaware corporation (“MACOM”), and Vivek Rajgarhia, an individual (“Consultant”).

1.
Services. Subject to the terms and conditions of this Agreement, MACOM hereby engages Consultant as an independent contractor, and not as an employee, to be available to MACOM on an on-call, as-needed basis to answer questions and provide business-level support for MACOM’s lightwave business unit and to provide certain monthly deliverables (the “Monthly Deliverables”), as reasonably requested by MACOM (the “Services”), and Consultant hereby accepts such engagement as an independent contractor. Consultant shall not use or engage any other party to perform all or a portion of the Services.

2.
Term and Compensation. The term of engagement (the “Term”), compensation and provisions for payment thereof shall be as set forth on Exhibit A attached hereto. Exhibit A may be amended in writing from time to time, by agreement of Consultant and MACOM.

3.
Expenses. Consultant shall be responsible for all expenses incurred while performing the Services. This includes, without limitation, license fees, memberships and dues; automobile and other travel expenses; meals and entertainment; insurance premiums.

4.
Confidentiality. Consultant acknowledges that during the engagement it will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by MACOM and/or used by MACOM in connection with the operation of its business including, without limitation, products, machines, methods, manufacture, compositions, inventions, discoveries, trade secrets, secret processes, price lists, logical flow diagrams, computer program (including, without limitation, object and source code, computer language, and methods, techniques or algorithms of organizing or applying the same), customer lists, business plans, internal memoranda, manuals, business forms, or any other information of the business or affairs of MACOM and information concerning a third party which MACOM is under an obligation to keep confidential (all herein referred to without limitation as “Confidential Information”). Consultant agrees that it will not disclose any Confidential Information, directly or indirectly, or use any of them in any manner, either during the Term or at any time thereafter. Consultant recognizes that receipt of the MACOM’s Confidential Information is not a license to use such information, except exclusively in the course of Consultant’s engagement with the MACOM. All Confidential Information, whether prepared by Consultant or otherwise coming into its possession, shall remain the exclusive property of MACOM. Consultant shall not retain any copies of the Confidential Information without MACOM’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by MACOM, Consultant shall immediately deliver to MACOM all Confidential Information in its possession or under its control. Consultant further agrees that it will not disclose its retention as an independent contractor or the terms of this Agreement to any person without the prior written consent of MACOM and shall at all times preserve the confidential nature of its relationship to MACOM and of the services hereunder. The obligations of Consultant under this Section 4 shall not apply to any such Confidential Information which: (a) is in or comes into the public domain without violation of this Agreement; (b) is known by Consultant prior to disclosure; (c) is independently developed by Consultant; (d) is received lawfully without restriction by Consultant from a third party subsequent to this Agreement; or (e) is required to be disclosed by court order or governmental agency, provided that Consultant promptly notifies MACOM of such process and provides reasonable assistance to MACOM regarding any protective order that MACOM may seek.

5.
“Works-Made-For Hire.” Consultant acknowledges that all works of authorship created by Consultant during and within the scope of Consultant’s engagement, are the subject of copyright protection and are “works made for hire” as that term is defined in the U.S. Copyright Act, 17 U.S.C. § 101 (the “Act”), and therefore such works shall be owned by the MACOM. Consultant further agrees that in the event any work of authorship does not qualify as a “work made for hire” within the Act, then Consultant agrees to and hereby assigns all right, title and interest in and to such work to the MACOM. Whenever requested to do so by MACOM, Consultant shall, without charge to MACOM, do all such acts and execute, acknowledge and/or deliver all such instruments of assignment, transfer and conveyance, and any and all such further instruments and documents, in form and substance reasonably satisfactory to MACOM, as MACOM shall deem necessary or advisable to vest in MACOM all the right, title and interest of Consultant in and to such works made for hire.

6.
Conflicts of Interest; No-Hire Provision. Consultant represents that it is free to enter into this Agreement and that this engagement does not violate the terms of any agreement between Consultant and any third party. Further, Consultant, in rendering its duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which it does not have a proprietary interest. During the Term, Consultant shall devote as much of their productive time, energy and abilities as are reasonably required to perform the Services in a timely and productive manner. For a period of twelve (12) months following any termination, Consultant shall not, directly or indirectly hire, solicit, or encourage to leave MACOM’s employment, any employee, consultant or contractor of MACOM or hire any such employee, consultant or contractor who has left MACOM’s employment or contractual engagement within one year of such employment or engagement.

7.
Non-Competition. Consultant agrees that during the Term, Consultant shall not, anywhere in the United States or in any other geographic areas worldwide in which MACOM, conducts, conducted or is actively engaged in pursuing the Business (defined below) during the Term, directly or indirectly, including through any affiliate, compete with MACOM with respect to the Business, or own, manage, operate, control, be employed by, provide services to, or otherwise deal with, engage or participate in, or be connected as an owner, partners, equityholder, financing source, principal, sales representative, employee, or member of the board of directors of, or advisor or consultant to, any person (including, but no limited to, an governmental authority or entity) that competes, directly or indirectly, including through an affiliate, with MACOM (each, a “Competitor”). The term “Business” means the manufacturing, selling, distributing, developing, researching and/or servicing of monolithically integrated optoelectronic components based on indium phosphide and/or other semiconductor materials and/or providing custom integrated microphotonic solutions for optical systems and subsystems.  Notwithstanding the foregoing provisions of this Section 7, Consultant may own securities in any Competitor that is a publicly-held corporation, but only to the extent that Consultant does not own, of record or beneficially, more than one percent (1%) of the outstanding beneficial ownership of any such Competitor.

8.
Right to Injunction. The parties hereto acknowledge that the Services to be rendered by Consultant and its obligations hereunder including, without limitations, its obligation under Sections 4, 5 and 6 and the rights and privileges granted to MACOM under this Agreement are of a special, unique, unusual and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by Consultant of any of the provisions of this Agreement will cause MACOM irreparable injury and damage. Consultant expressly agrees that MACOM shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by Consultant. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that MACOM may have for damages or otherwise. The various rights and remedies of MACOM under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

9.
Termination. Either party may terminate this Agreement at any time by providing ten (10) working days’ written notice to the other party. In addition, if Consultant is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of MACOM, is guilty of serious misconduct in connection with performance hereunder, or materially breaches any provision of this Agreement, MACOM may terminate the engagement of Consultant immediately and without prior written notice to Consultant.

10.
Independent Contractor. This Agreement shall not render Consultant an employee, partner, agent of or joint-venturer with MACOM for any purpose. Consultant is and will remain an independent contractor in its relationship to MACOM and will not become a MACOM employee. MACOM shall not be responsible for withholding taxes with respect to Consultant’s compensation hereunder. MACOM shall not and shall have no obligation to: (a) (i) withhold FICA (Social Security and Medicare taxes) from Consultant’s payments or make FICA payments on Consultant’s behalf, (ii) make state or federal unemployment compensation contributions or payments on Consultant’s behalf, or (iii) withhold state or federal income tax from Consultant’s payments (collectively referred to as “Taxes”); or (b) obtain workers’ compensation insurance or any other insurance coverage of any kind on behalf of Consultant (collectively the “Insurances”). Consultant is not eligible to participate in any employee pension, health, vacation pay, sick pay or other fringe benefit plan of MACOM (collectively “Benefits”). Consultant and MACOM agree that: (a) the parties will mutually agree on the means, manner and method by which the services required by this Agreement will be performed; and (b) Consultant has the right to perform the services required by this Agreement at any location or time. Consultant specifically agrees to comply at all times with MACOM’s Insider Trading Policy Statement, a copy of which has been provided to Consultant by MACOM.

11.
Indemnification. Consultant shall protect, defend, indemnify and hold MACOM harmless from any damages, losses, expenses or liabilities arising or resulting from or in connection with: (a) Consultant’s breach of this Agreement; (b) Consultant’s acts or omissions outside the scope of the Services; (c) Consultant’s negligent acts or omissions in performing the Services and (d) the Taxes, Insurances or Benefits.

12.
Successors and Assigns; No Third Party Beneficiary Rights. All of the provisions of this Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns. No provision of this Agreement shall in any way inure to the benefit of any third party (including the public at large) so as to constitute any such person a third party beneficiary of this Agreement or any provision hereof, or otherwise give rise to any cause of action in any person not a party hereto.

13.
Choice of Law; Venue; Attorney Fees. The construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Middlesex, Commonwealth of Massachusetts. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 13, and stipulates that the State and Federal courts located in the County of Middlesex, Commonwealth of Massachusetts shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 13 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

14.
Section Headings; Incorporation of Annexes; Interpretation; and Gender. The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement. The Annexes hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to “this Agreement” and the words “herein,” “hereof” and words of similar import refer to this Agreement (including its Annexes as an entirety). In the event of any conflict between the provisions of this Agreement and any such Annex the provisions of this Agreement shall control. The pronouns it, its and itself shall refer to as herein he, she, his, her, himself and herself where appropriate.

15.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

16.	Assignment. Consultant shall not assign any of its rights under this Agreement, or delegate the performance of any of its duties hereunder, without the prior written consent of MACOM.

17.
Notices. All notices, demands, consents, approvals or other communications (“Notices”) required or permitted in connection with this Agreement shall be in writing and shall be personally served, mailed by registered or certified air mail, postage prepaid, or by overnight courier service, service fee prepaid to the address of each party above, or to such other addresses as may be designated by each Party in writing from time to time in accordance with this Section 17, with a hard copy to follow via air mail or overnight courier service in accordance with this Section 17. If such Notice is served personally, notice shall be deemed constructively made at the time of such personal service. If such Notice is given by mail, such Notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such Notice is to be given.

18.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

19.
Entire Understanding. This Agreement and any Annex attached hereto constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

20.
Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

21.	Survivability. The obligations of Consultant under Sections 4, 5, 6, 8, 11 and 21 of this Agreement continue beyond the termination, cancellation, or expiration of this Agreement.

22.
Executed Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, and all counterparts shall be considered together as one agreement. The parties hereto agree that scan or facsimile signatures shall be as effective as if originals.

23.
Jury Trial Waivers. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

MACOM Technology Solutions Inc.		Vivek Rajgarhia
Consultant
By:	/s/ Ambra R. Roth	By:	/s/ Vivek Rajgarhia
Name:	Signature of Authorized Representative Ambra R Roth	Name:	Signature of Authorized Representative Vivek Rajgarhia
Title:	Print Vice President, General Counsel and Secretary	Title:	Print